Exhibit 10.03

RBC Bank	Continuing Guaranty Agreement

November 3, 2011	Atlanta, Georgia
Limited $ Guaranty:	This Guaranty is limited, as provided below, to principal of $4,100,000. Otherwise, this Guaranty is unlimited

THIS CONTINUING GUARANTY AGREEMENT  (“Guaranty”), entered into as of the 31st day of October, 2011 by LIME ENERGY CO., a Delaware corporation, and LIME ENERGY ASSET DEVELOPMENT, LLC, a Delaware limited liability company (together, “Guarantor”) with a mailing address of 16810 Kenton Drive, Suite 240, Huntersville, NC 28078, to RBC BANK (USA) (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220.

GES — PORT CHARLOTTE, LLC (“Borrower”) desires to obtain extensions of credit or a continuation of credit extensions from Bank and to generally engage in various business transactions and contractual relationships with Bank. Bank is unwilling to extend or continue to extend credit to, or to engage in business transactions with Borrower unless it receives an unconditional and continuing, joint and several guaranty from Guarantor covering all “Liabilities”, as hereinafter defined.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce Bank, from time to time and at any number of times, in its sole discretion, to extend or continue to extend secured and unsecured credit to Borrower and to generally engage in various business transactions and other contractual relationships with Borrower, Guarantor, jointly and severally, if more than one, hereby absolutely and unconditionally guarantees to Bank the full and prompt payment and performance, upon demand by Bank and on the terms and conditions hereinafter stated, when due, whether at stated maturity, by acceleration or otherwise, of each one of and all of the Liabilities.

In order to implement the foregoing and as additional inducements to Bank, Guarantor, jointly and severally, if more than one, further covenants and agrees:

Liabilities

The term “Liabilities” in this Guaranty means and includes any and all of the following, together with any and all renewals, extensions, modifications, amendments, changes, consolidations, replacements or substitutions thereof or therefor, whether Borrower may be liable to Bank, jointly with others or individually, as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated: (1) any and all obligations, indebtedness and liabilities owing or due by Borrower to Bank, now existing or later arising, including any and all loans, credit lines, revolving lines of credit, advances, credit extensions, overdraft indebtedness, credit card indebtedness, lease obligations and premium and other obligations relating to any Rate Management Transaction (whether presently committed or committed in the future, currently existing or later arising, individually and collectively “Credit Extensions”); (2) any and all interest, fees, charges, fines, penalties, prepayment premiums and other premiums and costs and expenses, now existing or later arising or accruing, under or in connection with any and all of the Credit Extensions; (3) Borrower’s and any and all other persons’ (other than Bank’s) covenants, agreements and obligations under any and all agreements and documents now or hereafter executed/delivered to Bank or others on Bank’s behalf in connection with any one or more Credit Extensions (such agreements and documents, which are incorporated in this Guaranty, will be referred to herein individually and collectively as the “Loan Documents”, and include all renewals, extensions, amendments, modifications, changes, consolidations, replacements and substitutions thereof and therefor); (4) any and all sums now or hereafter advanced or paid by Bank under or in connection with any one or more Credit Extensions or the Loan Documents to protect its security or otherwise; and (5) all monetary obligations incurred by or accrued to Bank during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, relative to Borrower or any one or more Credit Extensions or Loan Documents. The term “Rate Management Transaction” in this Guaranty means any transaction and all agreements with respect thereto, now existing or hereafter entered into between Borrower and Bank or others on Bank’s behalf, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or any combination thereof (including any option with respect to any of these transactions), whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

Limitation on Amount of Guaranty

Guarantor’s aggregate joint and several liability under this Guaranty with respect to the principal amount of the Liabilities outstanding from time to time under the Credit Extensions and under the Hazardous Substances Indemnity Agreement of even date herewith by Borrower and Guarantor in favor of Bank will be up to but not exceed the amount stated above under the heading of this Guaranty entitled “Limited $ Guaranty”. Guarantor’s joint and several liability under this Guaranty will be unlimited as to all of the following Liabilities due from time to time, whether before, at the time of or after Bank demands payment or performance under this Guaranty: interest, fees, charges, fines, penalties, prepayment premiums and other premiums, costs and expenses, amounts advanced or paid by Bank under the Loan Documents to protect its security or otherwise, even if such amounts are added to principal under the terms of the Loan Documents, and all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding.

Guaranty of Payment

This guaranty is and will remain an unconditional guaranty of payment and performance and not a guaranty of collection. Guarantor herewith expressly waives any right Guarantor otherwise might have or might have had under the provisions of Section 10-7-20 through 27 of the Official Code of Georgia or other Georgia laws to require Bank to attempt to recover against Borrower and to realize upon any collateral and other security which Bank holds for the Liabilities.

Termination of Guaranty

Guarantor, by a written notice, delivered personally to or actually received by certified or registered United States Mail by an authorized officer of Bank in Bank’s Loan Servicing Center (or successor thereto), at the address of Bank first above given, may terminate Guarantor’s guaranty hereunder with respect to those Liabilities which arise more than thirty (30) calendar days after the date on which such written notice is so delivered to or received by Bank’s authorized officer, as aforesaid (“Termination Notice”). A Termination Notice will be the sole and exclusive method for terminating Guarantor’s guaranty as to future Liabilities and notwithstanding termination, this Guaranty and the guaranty created hereby and all security given for this guaranty or the Liabilities will remain in full force and effect as to all Liabilities incurred, existing or arising in any manner pre-termination, including all Liabilities arising under loan commitments which exist pre-termination, all Liabilities under lines of credit and revolving lines of credit for advances both pre- and post-termination and all Liabilities arising from renewals, extensions, replacements, substitutions, amendments and modifications of the Liabilities, in whole or in part, whether any of the foregoing are made with or without notice to Guarantor before or after the effective date of termination as provided in this paragraph.

General Provisions

Guarantor represents and warrants to Bank that this Guaranty either (i) does not conflict with or otherwise violate, either in whole or in part, or (ii) is the subject of a waiver or consent by the other party or parties to any agreement to which Guarantor is a party or any agreement by which Guarantor is bound or to which Guarantor is subject.

Guarantor acknowledges that: (1) Guarantor benefits from the Liabilities; (2) Guarantor is familiar with Borrower and its business; and (3) Bank has not made any representations to Guarantor relative to any of the Liabilities or any person, or any person’s business, that is now or that may in the future be obligated on any of the Liabilities, including Borrower or any other guarantor, accommodation party or supporting obligor. Guarantor agrees Bank has no responsibility for keeping Guarantor informed regarding Borrower’s financial condition or that of any other person.

Guarantor agrees this Guaranty does not terminate, supersede or substitute for any existing guaranties from Guarantor to Bank.

Guarantor agrees to furnish Bank all financial information or other information Guarantor may be required to provide Bank under any of the Loan Documents and to furnish Bank any other information as Bank may from time to time reasonably request. Guarantor agrees to abide by, remain in compliance with and otherwise fully and timely perform all of the terms, provisions, covenants and agreements in any of the Loan Documents that may now or in the future be applicable to or otherwise binding upon Guarantor or any of its property, including any financial covenants, reporting requirements and covenants limiting disposition of assets or a change in control.

Guarantor agrees its obligations under this Guaranty are not dependent upon any other person guaranteeing or continuing to guarantee payment of any or all of the Liabilities.

Guarantor agrees that its liability under this Guaranty will not be limited, diminished or extinguished, in whole or in part, by, and that its consent will not be required relative to, any changes to, or any acts or inactions on Bank’s part or any other person’s part with respect to, any one or more of the following: (1) Borrower; (2) any of the Liabilities; (3) any of the Loan Documents; (4) any guarantor or other supporting obligor of any or all of the Liabilities; or (5) any property, or any liens or security interest therein or thereon, now or in the future securing this Guaranty, any or all of the Liabilities or any other guaranties or supporting obligations. Guarantor agrees that its liability under this Guaranty will not be limited, diminished or extinguished, in whole or in part, by the unenforceability or invalidity of any of the Liabilities as to Borrower or any other person, or the unenforceability or invalidity of any other guaranties or supporting obligations for any of the Liabilities, including any liens or security interests.

Guarantor waives presentment, demand, protest, notice of dishonor and any other notices to which Guarantor may otherwise be entitled. Guarantor agrees that until the Liabilities are paid and satisfied in full and Guarantor’s liability under this Guaranty is fully satisfied and discharged in accordance with the terms of this Guaranty, Guarantor will not have, and Guarantor waives, any claim of subrogation, reimbursement, exoneration, contribution and indemnity with respect to this Guaranty, the Liabilities, Borrower and any other person obligated on the Liabilities. Guarantor waives any defenses or benefits of a surety, accommodation party or other supporting obligor to which Guarantor may be entitled by statute or otherwise at law or in equity, including (1) any defenses or benefits relating to or arising from release, estoppel, election of remedies, rights to appraisal or marshalling of assets, (2) any defenses or benefits relating to or arising under judicial or non-judicial collection or foreclosure laws or procedures, or under any anti-deficiency laws, and (3) the right to appear, be scheduled or otherwise treated as a “creditor” in any federal or state bankruptcy or insolvency proceeding and any defenses or benefits relating to or arising under any federal or state bankruptcy, insolvency or debtor relief laws.

Guarantor agrees that until the Liabilities are paid in full, unless Bank agrees otherwise in writing: (1) Guarantor will not receive payment on any indebtedness owed by Borrower to Guarantor, or withdraw capital invested by it in Borrower, or otherwise receive any distributions from Borrower to the extent such distribution would cause Borrower to violate any covenant in the Loan Agreement; (2) to the extent Guarantor receives any payments, withdrawals or other distributions from Borrower in violation of the foregoing clause (1), the same will be deemed received by Guarantor in trust for the benefit of Bank and, upon demand for payment thereof by Bank, will be paid to Bank for application by Bank against the Liabilities; (3) all Guarantor’s present and future claims against Borrower or Borrower’s property, including claims for money owed under promissory notes and other evidences of indebtedness, and any liens or security interests securing such claims, will be subordinate in all respects to Bank’s present and future claims against Borrower and Borrower’s property, and all liens and security interests securing such claims; and (4) Guarantor will not foreclose on or otherwise enforce through either judicial or non-judicial proceedings any liens or security interests securing any of Guarantor’s present or future claims against Borrower or Borrower’s property.

If Bank is required to return or repay any payments made on the Liabilities, Guarantor agrees the Liabilities intended to be satisfied by such returned or repaid payments will be revived and continued in full force and effect as if said returned or repaid payments had not been made, and that this Guaranty will continue to be effective or reinstated, as the case may be, as to such returned or repaid payments.

Time is of the essence for the performance of all of Guarantor’s covenants and agreements set forth in this Guaranty, including its payment obligations under this Guaranty. If Guarantor fails to pay any amount owing under this Guaranty as and when due or otherwise breaches any of its representations, warranties, covenants or other agreements hereunder, Bank may, without prior notice to Guarantor or any other person, exercise or otherwise pursue any and all rights and remedies available to Bank under this Guaranty, any of the Loan Documents, at law or in equity, including acceleration of payment or performance obligations, provided, however, Bank’s rights under this paragraph are subject to the notice requirements set forth in that certain Intercreditor Agreement of even date herewith among American Chartered Bank, Bank and the Guarantor defined therein.

Guarantor agrees to pay to Bank, on Bank’s demand, all out-of-pocket costs and expenses incurred by Bank in connection with enforcement of Bank’s rights and remedies under this Guaranty.

Except as provided herein to the contrary, all notices hereunder will be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth above, provided either Guarantor or Bank may, by written notice to the other, designate a different address where communications should be sent.

This Guaranty will be governed by the substantive laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof. If any provision of this Guaranty will be prohibited or invalid under such law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

To the extent permitted by law, Guarantor waives any right to a trial by jury in any action arising from or related to this Guaranty or any of the Liabilities.

This Guaranty will apply to and bind Guarantor’s heirs, successors and assigns. At any time or times and without notice to Guarantor or any other person, Bank may sell one or more participations in any of the Liabilities and may assign this Guaranty and any of the Loan Documents in whole or in part; and, this Guaranty will apply to, be binding upon and inure to the benefit of each one of and all of Bank’s participants, successors and assigns, including any agent that may administer or service any of the Liabilities for any holder of this Guaranty or any of the Loan Documents, or any participants.

Bank may make such credit investigations and other investigations regarding Guarantor as Bank deems necessary or appropriate, including any investigations as may be necessary or advisable under applicable law. Unless otherwise prohibited by applicable law, Bank may disclose financial and other information concerning Guarantor to any person, including any of the following: governmental agencies; credit bureaus and other similar persons; Guarantor’s other creditors or prospective creditors; Bank’s authorized representatives and any administrative or servicing agents, and to Bank’s respective affiliates and their respective authorized representatives and any administrative or servicing agents; any participant or prospective participants, and to any assignee or prospective assignee, of the Liabilities or any part or parts thereof, and the authorized representatives and any administrative or servicing agents for such persons.

In this Guaranty: (1) the singular includes the plural and vice versa; (2) words in the neuter gender include any gender; (3) “including” means “including but not limited to”; (4) “and” may have a joint meaning or a several meaning and “or” may have an inclusive meaning or an exclusive meaning; (5) the word “all” includes “any” and the word “any” includes “all”; (6) words importing “persons” will include individuals as well as corporations and other organizations; (7) the phrase “costs and expenses” will include the reasonable fees of attorneys and other service providers, including those incurred in connection with and during the pendency of any reorganization, receivership, insolvency or bankruptcy, and will include intangible personal property taxes, documentary stamp taxes, excise taxes and other similar taxes; (8) terms that are not defined in this Guaranty but are defined in any of the other Loan Documents will have the meaning given to such terms in the Loan Documents in which such terms are defined, and the rules on usage of terms contained in the other Loan Documents will apply to this Guaranty; and (9) all of Guarantor’s representations and warranties will be deemed continuing representations and warranties.

This Guaranty constitutes the entire agreement between the Bank and Guarantor with respect to this guaranty. Any modification of this Guaranty and any waiver of Bank’s rights or remedies under this Guaranty must be through a writing executed by an authorized representative of Bank in order for the modification or waiver to be enforceable against Bank. When requested by Bank for any reason, including to comply with any requirements of law, Guarantor will re-confirm, in writing, to Bank, its continuing liability and obligation under this Guaranty, such written re-confirmation to be in such form as Bank may require, including a statement of re-confirmation or a substitute or replacement guaranty.

Anti-Money Laundering

Guarantor represents and warrants to Bank as follows: (1) Guarantor is not a person whose property or interest in property is blocked or subject to blocking pursuant to any laws of the U.S.; (2) Guarantor is not a person on the list of Specially Designated Nationals and Blocked Persons and Guarantor is not subject to any limitations or prohibitions under any regulations or orders of the U.S. Department of Treasury’s Office of Foreign Assets Control; and (3) Guarantor is in compliance with and does not engage in any dealings or transactions prohibited by any laws of the U.S., including the USA Patriot Act, the Trading with the Enemy Act or the U.S. Foreign Corrupt Practices Act of 1977, all as amended.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

EXECUTED under SEAL by the undersigned as of the day and year first above stated.

WITNESS/ATTEST:	LIME ENERGY CO.

/s/ David Asplund	By:	/s/ Jeffrey Mistarz	(SEAL)
Jeffrey R. Mistarz
Chief Financial Officer

WITNESS/ATTEST:	LIME ENERGY ASSET DEVELOPMENT, LLC

/s/ David Asplund	By:	/s/ Jeffrey Mistarz	(SEAL)
Jeffrey R. Mistarz
Treasurer